UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 3, 2006


                            W-H ENERGY SERVICES, INC.
             (Exact name of registrant as specified in its charter)


         Texas                         001-31346                 76-0281502
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


    10370 Richmond Avenue, Suite 990
               Houston, TX                                         77042
(Address of principal executive offices)                         (Zip code)


       Registrant's telephone number, including area code: (713) 974-9071

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communication pursuant to Rule 14b-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On February 3, 2006, W-H Energy Services, Inc. (the "Company") entered into a Second Amendment to its credit facility (the "Second Amendment") with Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and Issuer; JPMorgan Chase Bank, NA, as Co-Syndication Agent; Comerica Bank, as Co-Syndication Agent; The Bank of Nova Scotia, as Co-Documentation Agent; Wachovia Bank, N.A., as Co-Documentation Agent; Citibank Texas, N.A., as Managing Agent; and various other financial institutions who are parties thereto. The Second Amendment increases the amount of capital expenditures (as defined in the credit agreement) that the Company may make in Fiscal Year 2006 and in any Fiscal Year thereafter to $150,000,000 per year. Prior to this amendment, the Company was limited to making capital expenditures of $100,000,000 per year exclusive of amounts rolled over from prior years.

     Certain of the banks that are parties to the credit agreement, as amended, and certain of their respective affiliates have performed in the past, and may perform in the future, banking, investment banking and/or advisory services for us and our affiliates from time to time for which they have received customary compensation.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                W-H ENERGY SERVICES, INC.


Date: February 8, 2006                          By: /s/ Ernesto Bautista, III
                                                    ----------------------------
                                                    Ernesto Bautista, III
                                                    Vice President and Corporate
                                                    Controller